UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 18, 2012

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2012, Southwest Iowa Renewable Energy, LLC (the “Company”) entered into the following agreements with ICM, Inc. (“ICM”): (i) Purchase Order No. 5618 (the “Purchase Order”) which provides for the Company’s purchase of an advanced control process, as well as ICM providing installation and one year of support for the advanced control process and (ii) a Letter Agreement (the “Letter Agreement”) with ICM regarding the advanced control process.  Once installed, the advanced control process will improve the efficiency of the Company’s ethanol facility and is expected to increase ethanol yield by the specified minimum amount.  Pursuant to the Letter Agreement, ICM agreed to provide the Company with certain optimization services after installation of the advanced control process and agreed to provide the Company with a credit if the specified minimum increase in ethanol yield is not achieved.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.1
Letter Agreement between ICM, Inc. and Southwest Iowa Renewable Energy, LLC dated April 3, 2012 and countersigned on April 18, 2012.  Portions of the Agreement have been omitted pursuant to a request for confidential treatment.

10.2	Purchase Order No. 5618 between ICM, Inc. and Southwest Iowa Renewable Energy, LLC dated April 18, 2012. Portions of the Agreement have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 24, 2012

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Brian T. Cahill Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Letter Agreement between ICM, Inc. and Southwest Iowa Renewable Energy, LLC dated April 3, 2012 and countersigned on April 18, 2012. Portions of the Agreement have been omitted pursuant to a request for confidential treatment.

10.2	Purchase Order No. 5618 between ICM, Inc. and Southwest Iowa Renewable Energy, LLC dated April 18, 2012. Portions of the Agreement have been omitted pursuant to a request for confidential treatment.